UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 19, 2007 (October 15, 2007)

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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 15, 2007, our subsidiary Avis Budget Car Rental, LLC and General Motors (“GM”) entered into an agreement (the “Agreement”) for the purchase of vehicles from GM dealers.

The Agreement sets forth the terms and conditions related to Avis Budget Car Rental’s purchase of vehicles from GM dealers for the 2008 through 2011 vehicle model years.  The Agreement also sets forth the terms and conditions related to GM’s repurchase of a portion of the vehicles purchased by Avis Budget Car Rental under the Agreement. Under the Agreement, subject to certain exceptions, Avis Budget Car Rental agrees that in all advertising and promotional materials, developed for its Avis brand during the 2008 model year, Avis advertising will feature only General Motors products where any vehicle is featured or promoted.

The Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Agreement dated October 15, 2007 between Avis Budget Car Rental, LLC and General Motors*

*The Company has applied for confidential treatment of portions of this Exhibit.  Accordingly, portions thereof have been omitted and filed separately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date:  October 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated October 15, 2007 between Avis Budget Car Rental, LLC and General Motors*

*The Company has applied for confidential treatment of portions of this Exhibit.  Accordingly, portions thereof have been omitted and filed separately.